UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 14, 2012

KIWIBOX.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

330 West 38thStreet, Suite 1602, New York, New York 10018

(Address of principal executive offices) (Zip Code)

(212) 239-8210

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation

On March 14, 2012, Registrant and the principals of its wholly owned German subsidiary reduced the acquisition purchase price by 700,000 Euros by amending that certain Limited Partner’s Interest and Share Purchase Agreement, among Jens Kammerer and Benjamin Roth, as Sellers of their Limited Partner’s Interest and Shares in Kwick! Community GmbH & Co, KG, a private German Limited Partnership, and its General Partner, Kwick! Community Beteiligungs GmbH , and Registrant as Purchaser, dated as of September 30, 2011. The amendment also rescheduled the due date of the second payment (1,800,000 Euros), as well as certain late payment fees, from January 5, 2012, to April 10, 2012, and the due date of the third payment (1,600,000 Euros), as well as certain late payment fees, from March 31, 2012, to April 26, 2012, with a 500,000 Euros payment due on or before March 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KIWIBOX.COM, INC.

Dated: March 20, 2012	By:	/s/ Craig S. Cody
Craig S. Cody
Chief Financial Officer